EXHIBIT 99.1

CONTACT: Michael B. Berry
Investor Relations
Phone: 317-574-2865

Standard Management Finalizes Sale of Life Subsidiary

(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ:SMAN) announced today the closing of its transaction with Capital Assurance Corporation of Louisville, Kentucky (the “Buyer”), to purchase its subsidiary, Standard Life Insurance Company of Indiana (“Standard Life”).

The purchase price was $80 million, consisting of $53 million in cash, $5 million in preferred stock, of the Buyer and assumption by the Buyer of $22 million of indebtedness of the Company.

Ronald D. Hunter, Chairman, President and CEO stated, “After 16 years of guiding Standard Life from approximately $60 million in assets to nearly $2 billion in assets, handing over the reigns to such great professionals as John Franco and his team is a compliment to our employees.” Hunter continued, “Management’s vision of utilizing the vast resources of intellectual capital along with our economic capital to attract individuals and corporations that share our values and desires of becoming a national leader in providing pharmaceutical products and services to the health care industry can now be enhanced with total focus in this segment.

With an investment of over $20 million during the past three years, we believe we have positioned Standard Management for significant growth and maximization of shareholder value. Assuming the consummation of acquisitions currently being negotiated, combined with current revenues, we are confident that we can achieve a run rate of $80 million to $100 million in revenue by year end 2005.

The accomplishments over the past 16 years building Standard Life did not just happen. They were inspired by the efforts of dedicated employees both past and present. Management wishes to thank those who have given so much to the success of Standard Life and wishes Capital Assurance all our best for the future.”

This press release contains “forward-looking statements” within the meaning of section 27 A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the performance of our health services segment following consummation of the transaction, potential future acquisitions and their impact on the segment’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to those described in the proxy statement under the heading “Risk Factors,” as well as the following: the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain additional capital when needed and on favorable terms; our ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.